Exhibit 10.2

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4) and 17 C.F.R. 24b-2

STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE – NET AIR COMMERCIAL REAL ESTATE ASSOCIATION

1. Basic Provisions (“Basic Provisions”).

1.1 Parties: This Lease (“Lease”), dated for reference purposes only April 30, 2009 is made by and between THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation (“Lessor”) and MASIMO CORPORATION, a Delaware corporation (“Lessee”), (collectively the “Parties”, or individually a “Party”).

1.2 (a) Premises: That certain portion of the Project (as defined below), including all improvements therein or to be provided by Lessor under the terms of this Lease, commonly known by the street address of 60 Parker, located in the City of Irvine, County of Orange, State of California, with zip code 92618, as outlined on Exhibit “A” attached hereto (“Premises”) and generally described as (describe briefly the nature of the Premises): a 32,103 square foot building within Parker Irvine Business Center in addition to Lessee’s rights to use and occupy the Premises as hereinafter specified, Lessee shall have non-exclusive rights to the Common Areas (as defined in Paragraph 2.7 below) as hereinafter specified, but shall not have any rights to the roof, exterior walls or utility raceways of the building containing the Premises (“Building”) or to any other buildings in the Project. The Premises, the Building, the Common Areas, the land upon which they are located, along with all other buildings and improvements thereon, are herein collectively referred to as the “Project.” (See also Paragraph 2)

1.2 (b) Parking: 120 unreserved vehicle parking spaces (“Unreserved Parking Spaces”); and -0- reserved vehicle parking spaces (“Reserved Parking Spaces”). (See also Paragraph 2.6)

1.3 Term: five (5) years and two (2) months (“Original Term”) commencing August 1, 2009 (“Commencement Date”) and ending September 30, 2014 (“Expiration Date”). (See also Paragraph 3)

1.4 Early Possession: May 1, 2009 (“Early Possession Date”). (See also Paragraphs 3.2 and 3.3)

1.5 Base Rent: $[…***…] per month (“Base Rent”), payable on the first (1st) day of each month commencing August 1, 2009. (See also Paragraph 4)

☑      If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted. See Paragraph 57 of the Lease Addendum.

1.6 Lessee’s Share of Common Area Operating Expenses: seven and 86/100 percent (7.86%) (“Lessee’s Share”), calculated based upon the square footage of the Premises in relation to the total square footage of the Project, as the same may change from time to time.

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1.7 Base Rent and Other Monies Paid December 1, 2011:
(a) Base Rent: $[…***…] for the period December 1- December 31, 2011. (b) Common Area Operating Expenses: $ __________ for the period __________.	*
(c) Security Deposit: $[…***…] (“Security Deposit”). (See also Paragraph 5) (d) Other: $ _______________ for _________________________________.	*

(e) Total Due on December 1, 2011: $[…***…]. In addition, Lessee shall pay on December 1, 2011, Lessee’s Share of Operating Expenses for the month of December, 2011. Lessee’s Monthly Base Rent for the month of August, 2009, and November 30, 2011 shall be paid upon execution of this Lease. Lessee’s Base Rent and Share of Common Area Operating Expenses for the months between August 1, 2009, and November 30, 2011, shall be paid on the first day of each such month.

1.8 Agreed Use: General office, research and development, light manufacturing, warehousing and similar uses that comply with Applicable Laws (See also Paragraph 6) See paragraphs 52.1 through 52.9 of Lease Addendum.

1.9 Insuring Party. Lessor is the “Insuring Party.” (See also Paragraph 8)

1.10 Real Estate Brokers: (See also Paragraph 15)

(a) Representation: The following real estate brokers (the “Brokers”) and brokerage relationships exist in this transaction (check applicable boxes):

☑      William A. Budge, Inc. represents Lessor exclusively (“Lessor’s Broker”);

☐        _________________________ represents Lessee exclusively (“Lessee’s Broker”); or

☐        _________________________ represents both Lessor and Lessee (“Dual Agency”).

(b) Payment to Brokers: Upon execution and delivery of this Lease by both Parties, Lessor shall pay to the Brokers the brokerage fee agreed to in a separate written agreement.

1.11 Guarantor. The obligations of the Lessee under this Lease are to be guaranteed by None (“Guarantor”). (See also Paragraph 37)

1.12 Addenda and Exhibits. Attached hereto is an Addendum or Addenda consisting of Paragraphs 50 through 76 and Exhibits “A” through “D”, all of which constitute a part of this Lease.

2. Premises.

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2.1 Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of size set forth in this Lease, or that may have been used in calculating Rent, is an approximation which the Parties agree is reasonable and any payments based thereon are not subject to revision whether or not the actual size is more or less.

2.2 Condition. Lessor shall deliver that portion of the Premises contained within the Building (“Unit”) to Lessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs (“Start Date”), and, so long as the required service contracts described in Paragraph 7.1(b) below are obtained by Lessee and in effect within thirty days following the Start Date, warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems (“HVAC”), loading doors, if any, and all other such elements in the Unit, other than those constructed by Lessee, shall be in good operating condition on said date and that the structural elements of the roof, bearing walls and foundation of the Unit shall be free of material defects. If a non-compliance with such warranty exists as of the Start Date, or if one of such systems or elements should malfunction or fail within the appropriate warranty period, Lessor shall, as Lessor’s sole obligation with respect to such matter, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, malfunction or failure, rectify same at Lessor’s expense. The warranty periods shall be as follows: (i) 6 months as to the HVAC systems, and (ii) 30 days as to the remaining systems and other elements of the Unit. If Lessee does not give Lessor the required notice within the appropriate warranty period, correction of any such non-compliance, malfunction or failure shall be the obligation of Lessee at Lessee’s sole cost and expense (except for the repairs to the fire sprinkler systems, roof, foundations, and/or bearing walls – see Paragraph 7).

2.3 Compliance. Lessor warrants that the improvements on the Premises and the Common Areas comply with the building codes that were in effect at the time that each such improvement, or portion thereof, was constructed, and also with all applicable laws, covenants or restrictions of record, regulations, and ordinances in effect on the Start Date (“Applicable Requirements”). Said warranty does not apply to the use to which Lessee will put the Premises or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee. NOTE: Lessee is responsible for determining whether or not the Applicable Requirements, and especially the zoning, are appropriate for Lessee’s intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor’s expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within 12 months following the Start Date, correction of that non-compliance shall be the obligation of Lessee at Lessee’s sole cost and expense. If the Applicable Requirements are hereafter changed so as to require during the term of this Lease the construction of an addition to or an alteration of the Unit, Premises and/or Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Unit, Premises and/or Building (“Capital Expenditure”), Lessor and Lessee shall allocate the cost of such work as follows:

(a) Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Lessee as compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof, provided, however that if such Capital Expenditure is required during the last year of this Lease and the cost thereof exceeds 6 months’ Base Rent, Lessee may instead terminate this Lease unless Lessor notifies Lessee, in writing, within 10 days after receipt of Lessee’s termination notice that Lessor has elected to pay the difference between the actual cost thereof and the amount equal to 6 months’ Base Rent. If Lessee elects termination, Lessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least 90 days thereafter. Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.

(b) If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications), then Lessor and Lessee shall allocate the obligation to pay for the portion of such costs reasonably attributable to the Premises pursuant to the formula set out in Paragraph 7.1(d); provided, however, that if such Capital Expenditure is required during the last year of this Lease or if Lessor reasonably determines that it is not economically feasible to pay its share thereof, Lessor shall have the option to terminate this Lease upon 90 days prior written notice to Lessee unless Lessee notifies Lessor, in writing, within 10 days after receipt of Lessor’s termination notice that Lessee will pay for such Capital Expenditure. If Lessor does not elect to terminate, and fails to tender its share of any such Capital Expenditure, Lessee may advance such funds and deduct same, with Interest, from Rent until Lessor’s share of such costs have been fully paid. If Lessee is unable to finance Lessor’s share, or if the balance of the Rent due and payable for the remainder of this Lease is not sufficient to fully reimburse Lessee on an offset basis, Lessee shall have the right to terminate this Lease upon 30 days written notice to Lessor.

(c) Notwithstanding the above, (i) the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements, and (ii) Lessor shall have no obligation after the Start Date to comply with applicable requirements of the Americans with Disabilities Act or similar state or federal requirements, or other building codes and regulations, all of which after the Start Date shall be the obligation of Lessee. If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Lessee shall be fully responsible for the cost thereof, and Lessee shall not have any right to terminate this Lease.

2.4 Acknowledgements. Lessee acknowledges that: (a) it has been advised by Lessor and/or Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Lessee’s intended use, (b) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, and (c) neither Lessor, Lessor’s agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. In addition, Lessor acknowledges that: (i) Brokers have made no representations, promises or warranties concerning Lessee’s ability to honor the Lease or suitability to occupy the Premises, and (ii) it is Lessor’s sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

2.5 Lessee as Prior Owner/Occupant. The warranties made by Lessor in Paragraph 2 shall be of no force or effect if immediately prior to the Start Date Lessee was the owner or occupant of the Premises. In such event, Lessee shall be responsible for any necessary corrective work.

2.6 Vehicle Parking. Lessee shall be entitled to use the number of Unreserved Parking Spaces and Reserved Parking Spaces specified in Paragraph 1.2(b) on those portions of the Common Areas designated from time to time by Lessor for parking. Lessee shall not use more parking spaces than said number. Said parking spaces shall be used for parking by vehicles no larger than full-size passenger automobiles or pick-up trucks, herein called “Permitted Size Vehicles.” Lessor may regulate the loading and unloading of vehicles by adopting Rules and Regulations as provided in Paragraph 2.9. No vehicles other than Permitted Size Vehicles may be parked in the Common Area without the prior written permission of Lessor. Lessee’s use of the Parking Spaces and the loading areas shall be without additional charge throughout the Term (as the same may be extended by Lessee’s exercise of its extension option pursuant to Paragraph 60 of the Lease Addendum) for the parking, loading and unloading of vehicles by Lessee, its officers, employees, guests invitees, suppliers, shippers and contractors.

(a) Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee’s employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for such activities.

(b) Lessee shall not service or store any vehicles in the Common Areas.

(c) If Lessee permits or allows any of the prohibited activities described in this Paragraph 2.6, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

2.7 Common Areas – Definition. The term “Common Areas” is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project and interior utility raceways and installations within the Unit that are provided and designated by the Lessor from time to time for the general non-exclusive use of Lessor, Lessee and other tenants of the Project and their respective employees, suppliers, shippers, customers, contractors and invitees, including parking areas, loading and unloading areas, trash areas, roadways, walkways, driveways and landscaped areas.

2.8 Common Areas – Lessee’s Rights. Lessor grants to Lessee, for the benefit of Lessee and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Lessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Project. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Lessor or Lessor’s designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

2.9 Common Areas – Rules and Regulations. Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations (“Rules and Regulations”) for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Project and their invitees. Lessee agrees to abide by and conform to all such Rules and Regulations, and to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Lessor shall not be responsible to Lessee for the non-compliance with said Rules and Regulations by other tenants of the Project. Any and all rules and regulations adopted and/or modified by Lessor from time to time with respect to the Building or the Project shall (a) be in writing, (b) be in all respects consistent with the rules and regulations adopted by other comparable industrial projects generally, (c) not materially interfere with Lessee’s use of the Premises, (d) not impose discriminatory burdens or restrictions on Lessee, and (e) not be enforced in a discriminatory manner against Lessee.

2.10 Common Areas – Changes. Lessor shall have the right, in Lessor’s sole discretion, from time to time:

(a) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;

(b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

(c) To designate other land outside the boundaries of the Project to be a part of the Common Areas;

(d) To add additional buildings and improvements to the Common Areas;

(e) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof; and

(f) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Project as Lessor may, in the exercise of sound business judgment, deem to be appropriate. Notwithstanding the foregoing, Lessor shall not have the right to make material changes to the Common Areas unless (i) Lessee shall at all times have reasonable access to the Premises and the parking facilities, (ii) such changes shall not reduce the number of parking spaces provided to Lessee, or cause a relocation of said spaces in any material way, and (iii) any such other land and improvements that Lessor may add to the Common Areas shall have a reasonable and functional relationship to the Project.

3. Term.

3.1 Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

3.2 Early Possession. If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession. All other terms of this Lease (including but not limited to the obligations to pay Lessee’s Share of Common Area Operating Expenses, Real Property Taxes and insurance premiums and to maintain the Premises) shall, however, be in effect during such period. Any such early possession shall not affect the Expiration Date.

3.3 Delay in Possession. Lessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises to Lessee by the Commencement Date. If, despite said efforts, Lessor is unable to deliver possession as agreed, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease. Lessee shall not, however, be obligated to pay Rent or perform its other obligations until it receives possession of the Premises. If possession is not delivered within 60 days after the Commencement Date, Lessee may, at its option, by notice in writing within 20 days after the end of such 60 day period, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder. If such written notice is not received by Lessor within said 20 day period, Lessee’s right to cancel shall terminate. Except as otherwise provided, if possession is not tendered to Lessee by the Start Date and Lessee does not terminate this Lease, as aforesaid, any period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Lessee.

3.4 Lessee Compliance. Lessor shall not be required to tender possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessor’s election to withhold possession pending receipt of such evidence of insurance. Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.

4. Rent.

4.1 Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent (“Rent”).

4.2 Common Area Operating Expenses. Lessee shall pay to Lessor during the term hereof, in addition to the Base Rent, Lessee’s Share (as specified in Paragraph 1.6) of all Common Area Operating Expenses, as hereinafter defined, during each calendar year of the term of this Lease, in accordance with the following provisions:

(a) “Common Area Operating Expenses” are defined, for purposes of this Lease, in paragraph 67 of the Lease Addendum.

(b) Any Common Area Operating Expenses and Real Property Taxes that are specifically attributable to the Unit, the Building or to any other building in the Project or to the operation, repair and maintenance thereof, shall be allocated entirely to such Unit, Building, or other building. However, any Common Area Operating Expenses and Real Property Taxes that are not specifically attributable to the Building or to any other building or to the operation, repair and maintenance thereof, shall be equitably allocated by Lessor to all buildings in the Project.

(c) The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2(a) shall not be deemed to impose an obligation upon Lessor to either have said improvements or facilities or to provide those services unless the Project already has the same, Lessor already provides the services, or Lessor has agreed elsewhere in this Lease to provide the same or some of them.

(d) Lessee’s Share of Common Area Operating Expenses shall be payable by Lessee within 10 days after a reasonably detailed statement of actual expenses is presented to Lessee. At Lessor’s option, however, an amount may be estimated by Lessor from time to time of Lessee’s Share of annual Common Area Operating Expenses and the same shall be payable monthly or quarterly, as Lessor shall designate, during each 12 month period of the Lease term, on the same day as the Base Rent is due hereunder. Lessor shall deliver to Lessee within 60 days after the expiration of each calendar year a reasonably detailed statement showing Lessee’s Share of the actual Common Area Operating Expenses incurred during the preceding year. If Lessee’s payments under this Paragraph 4.2(d) during the preceding year exceed Lessee’s Share as indicated on such statement, Lessor shall credit the amount of such over-payment against Lessee’s Share of Common Area Operating Expenses next becoming due. If Lessee’s payments under this Paragraph 4.2(d) during the preceding year were less than Lessee’s Share as indicated on such statement, Lessee shall pay to Lessor the amount of the deficiency within 10 days after delivery by Lessor to Lessee of the statement.

4.3 Payment. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this

Lease), on or before the day on which it is due. Rent for any period during the term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor’s rights to the balance of such Rent, regardless of Lessor’s endorsement of any check so stating. In the event that any check, draft, or other instrument of payment given by Lessee to Lessor is dishonored for any reason, Lessee agrees to pay to Lessor the sum of $25 in addition to any late charges which may be due.

5. Security Deposit. Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee’s faithful performance of its obligations under this Lease. If Lessee fails to pay Rent, or otherwise Breaches this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of the Security Deposit, Lessee shall within 10 days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within 14 days after the expiration or termination of this Lease, if Lessor elects to apply the Security Deposit only to unpaid Rent, and otherwise within 30 days after the Premises have been vacated pursuant to Paragraph 7.4(c) below, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease.

6. Use.

6.1 Use. Subject to all of the covenants and restrictions set forth in this Lease, Lessee shall use and occupy the Premises only for the Agreed Use, or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs occupants of or causes damage to neighboring premises or properties. Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the improvements on the Premises or the mechanical or electrical systems therein, will not materially increase the risk of contamination with Hazardous Substances, and/or is not significantly more burdensome to the Premises. If Lessor elects to withhold consent, Lessor shall within 7 days after such request give written notification of same which notice shall include an explanation of Lessor’s objections to the change in the Agreed Use.

6.2 Hazardous Substances. See paragraph 56 of the Lease Addendum.

(g) Lessor Termination Option. If a Hazardous Substance Condition (see Paragraph 9.1(e)) occurs during the term of this Lease, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to

Lessor’s rights under Paragraph 56 of the Lease Addendum and Paragraph 13), Lessor may, at Lessor’s option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to remediate such condition exceeds 12 times the then monthly Base Rent or $[…***…], whichever is greater, give written notice to Lessee, within 30 days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor’s desire to terminate this Lease as of the date 120 days following the date of such notice; provided, however, that Landlord’s termination right shall exist only in the event the Hazardous Substances Condition poses a risk to the continued use and occupancy of the Premises. In the event Lessor elects to give a termination notice, Lessee may, within 10 days thereafter, give written notice to Lessor of Lessee’s commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to 12 times the then monthly Base Rent or $[…***…], whichever is greater. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days following such commitment. In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor’s notice of termination.

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6.3 Lessee’s Compliance with Applicable Requirements. Except as otherwise provided in this Lease, Lessee shall, at Lessee’s sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor’s engineers and/or consultants which relate in any manner to the Premises, without regard to whether said requirements are now in effect or become effective after the Start Date. Lessee shall, within 10 days after receipt of Lessor’s written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee’s compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements.

6.4 Inspection; Compliance. Lessor and Lessor’s “Lender” (as defined in Paragraph 30) and consultants shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a contamination is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In such case, Lessee shall upon request reimburse Lessor for the cost of such inspection, so long as such inspection is reasonably related to the violation or contamination. Except in the event of an emergency, in which event Lessor shall give Lessee as much advance notice as is practicable, Lessor shall give Lessee at least 24 hours advance notice, and Lessee may require that Lessor and all agents and other representatives of Lessor be accompanied by a representative of Lessee during any such inspection.

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7. Maintenance; Repairs, Utility Installations; Trade Fixtures and Alterations.

7.1 Lessee’s Obligations.

(a) In General. Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 6.3 (Lessee’s Compliance with Applicable Requirements), 7.2 (Lessor’s Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee’s sole expense, keep the Premises, Utility Installations (intended for Lessee’s exclusive use, no matter where located), and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee’s use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, HVAC equipment, electrical, lighting facilities, boilers, pressure vessels, fixtures, interior walls, interior surfaces of exterior walls, ceilings, roof membrane, floors, windows, doors, plate glass, and skylights but excluding any items which are the responsibility of Lessor pursuant to Paragraph 7.2. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below. Lessee’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair.

(b) Service Contracts. Lessee shall, at Lessee’s sole expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed on the Premises: (i) HVAC equipment. Lessor, at Lessor’s sole cost and expense, shall have the right to conduct an annual inspection of the HVAC system.

(c) Failure to Perform. If Lessee fails to perform Lessee’s obligations under this Paragraph 7.1, Lessor may enter upon the Premises after 20 days’ prior written notice to Lessee (except in the case of an emergency, in which case as much notice as is practicable shall be required), perform such obligations on Lessee’s behalf, and put the Premises in good order, condition and repair, and Lessee shall promptly reimburse Lessor for the cost thereof.

(d) Replacement. Subject to Lessee’s indemnification of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee of liability resulting from Lessee’s failure to exercise and perform good maintenance practices, if the replacement of an item described in Paragraph 7.1(b) is required to be capitalized for federal income tax purposes, then such item shall be replaced by Lessor, and the cost thereof shall be prorated between the Parties and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date on which Base Rent is due, an amount required to fully amortize such cost based upon the useful life thereof for federal income tax purposes using an interest rate calculated at two percent (2%) above the Treasury Bill Rate with a term reasonably equal to such useful life. Lessee may, however, prepay its obligation at any time.

7.2 Lessor’s Obligations. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 4.2 (Common Area Operating Expenses), 6 (Use), 7.1 (Lessee’s Obligations), 9 (Damage or Destruction) and 14 (Condemnation), Lessor, subject to reimbursement pursuant to Paragraph 4.2, shall keep in good order, condition and repair the foundations, exterior walls, structural condition of interior bearing walls, exterior roof, fire sprinkler system, Common Area fire alarm and/or smoke detection systems, fire hydrants, parking lots, walkways, parkways, driveways, landscaping, fences, signs and utility systems serving the Common Areas and all parts thereof, as well as providing the services for which there is a Common Area Operating Expense pursuant to Paragraph 4.2. Lessor shall not be obligated to paint the exterior or interior surfaces of exterior walls nor shall Lessor be obligated to maintain, repair or replace windows, doors or plate glass of the Premises. Lessee expressly waives the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease.

7.3 Utility Installations; Trade Fixtures; Alterations.

(a) Definitions. The term “Utility Installations” refers to all floor and window coverings, air lines, power panels, electrical distribution, security and fire protection systems, communication systems, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term “Trade Fixtures” shall mean Lessee’s machinery and equipment that can be removed without doing material damage to the Premises. The term “Alterations” shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. “Lessee Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a).

(b) Consent. Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor’s prior written consent. Lessee may, however, make non-structural Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof, the roof membrane, or any existing walls, and the cumulative cost thereof during this Lease as extended does not exceed a sum equal to 3 month’s Base Rent in the aggregate or a sum equal to one month’s Base Rent in any one year. Notwithstanding the foregoing, Lessee shall not make or permit any roof penetrations and/or install anything on the roof without the prior written approval of Lessor. Lessor may, as a precondition to granting such approval, require Lessee to utilize a contractor chosen and/or approved by Lessor. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee’s: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications. For work, other than Lessee’s initial build-out of the Premises, which costs an amount in excess of one month’s Base Rent, Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to 150% of the estimated cost of such Alteration or Utility Installation. Lessor agrees that it shall not unreasonably withhold, delay or condition consent, and that such consent shall be deemed given if Lessor shall not object to such Alterations within twenty (20) days of receipt of such notice from Lessee together with the plans and specifications for the proposed Alteration. Notwithstanding anything to the contrary in this Lease, the prior written consent of Lessor shall not be required for (i) nonstructural Alterations that do not materially affect the Building’s mechanical systems and do not cost for a single Alteration or related series of Alterations more than Fifty Thousand Dollars ($50,000.00), (ii) the installation of trade fixtures, and (iii) the installation of storage systems and racks in the warehouse portion of the Premises.

(c) Indemnification. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic’s or materialman’s lien against the Premises or any interest therein. Lessee shall give Lessor not less than 10 days notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to 150% of the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. If Lessor elects to participate in any such action, Lessee shall pay Lessor’s attorneys’ fees and costs only if Lessee is not diligently and in good faith contesting such lien or demand (as determined by means of binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association) and Lessee has not provided the bond or other security required by this paragraph. Nothwithstanding anything to the contrary in this Paragraph 7.3(c), except for work performed by Lessor on behalf of Lessee, all mechanics’ liens filed by a contractor, subcontractor, materialman or laborer of Lessor or Lessor’s property manager shall be discharged by Lessor, and Lessee shall have no responsibility for the discharge of the same.

7.4 Ownership; Removal; Surrender; and Restoration.

(a) Ownership. Subject to Lessor’s right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations, effective as of the expiration or earlier termination of this Lease. Except as provided in paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.

(b) Removal. Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent. Notwithstanding anything to the contrary in the Lease, at the time an Alteration is made by Lessee, including Lessee’s initial build-out, or concurrently with Lessee’s request for Lessor’s consent to an Alteration, Lessee may request that Lessor specify whether such Alteration must be removed upon the expiration or earlier termination of this Lease. If Lessor fails to respond to this request in writing within twenty (20) days, then Lessor shall be deemed to have elected to allow such Alteration to remain in the Premises upon the expiration or termination of this Lease.

(c) Surrender; Restoration. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear and damage from condemnation and casualty excepted. “Ordinary wear and tear” shall not include any damage or deterioration that would have been prevented by good maintenance practice. Notwithstanding the foregoing, if this Lease is for 12 months or less, then Lessee shall surrender the Premises in the same condition as delivered to Lessee on the Start Date with NO allowance for ordinary wear and tear. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee. Lessee shall also completely remove from the Premises any and all Hazardous Substances brought onto the Premises by or for Lessee, or Lessee’s agents, employees, contractors or representatives even if such removal would require Lessee to perform or pay for work that exceeds statutory requirements. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.

8. Insurance; Indemnity.

8.1 Payment of Premiums. The cost of the premiums for the insurance policies required to be carried by Lessor, pursuant to Paragraphs 8.2(b), 8.3(a) and 8.3(b), shall be a Common Area Operating Expense. Premiums for policy periods commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Start Date or Expiration Date.

8.2 Liability Insurance. See paragraph 68 of the Lease Addendum.

8.5 Insurance Policies. Insurance required herein shall be by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a “General Policyholders Rating of at least B+, V, as set forth in the most current issue of “Best’s Insurance Guide”, or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after 30 days prior written notice to Lessor. Lessee shall, at least 30 days prior to the expiration of such policies, furnish Lessor with evidence of renewals or “insurance binders” evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same. Lessee may, at its option, satisfy any or all of its insurance obligations under this Lease with any so-called “blanket” policy or policies of insurance now or hereafter carried and maintained by Lessee; provided, however, that the coverage afforded by such policy or policies shall not be reduced or diminished by reason of the use of such blanket policy or policies.

8.6 Waiver of Subrogation. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

8.7 Indemnity. Except for Lessor’s active negligence or willful misconduct, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor’s master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee’s expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified. Lessor shall indemnify, protect, defend and hold Lessee harmless from any and all claims, damages, judgments, penalties, attorneys’ and consultants’ fees, expenses and/or liabilities arising out of involving, or in connection with the breach of this Lease by Lessor and/or the active negligence or willful misconduct of Lessor and its agents, contractors and employees in the Common Area and/or the Project. If any action or proceeding is brought against Lessee by reason of any of the foregoing matters, Lessor shall upon notice defend the same at Lessor’s expense by counsel reasonably satisfactory to Lessee and Lessee shall cooperate with Lessor in such defense. Lessee need not have first paid any such claim in order to be defended or indemnified.

8.8 Exemption of Lessor from Liability. Except for Lessor’s active negligence or willful misconduct, Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee’s employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Building, or from other sources or places. Lessor shall not be liable for any damages arising from any act or neglect of any other tenant of Lessor nor from the failure of Lessor to enforce the provisions of any other lease in the Project; provided, however, Lessor shall not be relieved from liability from the active negligence or willful misconduct of Lessor or its agents, contractors and/or employees. Notwithstanding Lessor’s negligence or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee’s business or for any loss of income or profit therefrom.

9. Damage or Destruction.

9.1 Definitions.

(a) “Premises Partial Damage” shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in 180 days or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within 60 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(b) “Premises Total Destruction” shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in 180 days or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(c) “Insured Loss” shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

(d) “Replacement Cost” shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

(e) “Hazardous Substance Condition” shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises.

9.2 Partial Damage – Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor’s expense, repair such damage (but not Lessee’s Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor’s election, make the repair of any damage or destruction the total cost to repair of which is $5,000 or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds as and when required to complete said repairs. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

9.3 Partial Damage – Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee’s expense), Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) if the cost to repair exceeds six (6) months Base Rent, terminate this Lease by giving written notice to Lessee within 30 days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective 60 days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within 10 days after receipt of the termination notice to give written notice to Lessor of Lessee’s commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days after making such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

9.4 Total Destruction. Notwithstanding any other provision hereof, (i) if a Premises Total Destruction occurs, this Lease shall terminate 60 days following such Destruction, and (ii) in the event the required repairs to the Premises are not completed within ten (10) months from the date of the casualty, Lessee shall have the right to terminate this Lease sixty (60) days after delivery of written notice to Lessor of its election to so terminate, which election shall only be effective if Lessor thereafter fails to complete the repair of the Premises with a 60-day period following receipt of said termination notice from Lessee. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor’s damages from Lessee, except as provided in Paragraph 8.6.

9.5 Damage Near End of Term. If at any time during the last 6 months of this Lease there is damage for which the cost to repair exceeds one month’s Base Rent, whether or not an Insured Loss, Lessor may terminate this Lease effective 60 days following the date of occurrence of such damage by giving a written termination notice to Lessee within 30 days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessor may elect to terminate this Lease only if the cost to repair exceeds six (6) month’s Base Rent, in which event Lessee may preserve this Lease by, (a) exercising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is 10 days after Lessee’s receipt of Lessor’s written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor’s commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee’s option shall be extinguished.

9.6 Abatement of Rent; Lessee’s Remedies.

(a) Abatement. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee’s use of the Premises is impaired, but not to exceed the proceeds received from the Rental Value insurance, the collection of which proceeds Lessor agrees to diligently pursue. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

(b) Remedies. If Lessor shall be obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within 90 days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee’s election to terminate this Lease on a date not less than 60 days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within 30 days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within such 30 days, this Lease shall continue in full force and effect. “Commence” shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

9.7 Termination; Advance Payments. Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee’s Security Deposit as has not been, or is not then required to be, used by Lessor.

9.8 Waive Statutes. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

10. Real Property Taxes.

10.1 Definition. As used herein, the term “Real Property Taxes” shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Project, Lessor’s right to other income therefrom, and/or Lessor’s business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Project address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Project is located. The term “Real Property Taxes” shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Project or any portion thereof or a change in the improvements thereon. In calculating Real Property Taxes for any calendar year, the Real Property Taxes for any real estate tax year shall be included in the calculation of Real Property Taxes for such calendar year based upon the number of days which such calendar year and tax year have in common.

10.2 Payment of Taxes. Lessor shall pay the Real Property Taxes applicable to the Project, and except as otherwise provided in Paragraph 10.3, any such amounts shall be included in the calculation of Common Area Operating Expenses in accordance with the provisions of Paragraph 4.2.

10.3 Additional Improvements. Common Area Operating Expenses shall not include Real Property Taxes specified in the tax assessor’s records and work sheets as being caused by additional improvements placed upon the Project by other lessees or by Lessor for the exclusive enjoyment of such other lessees. Notwithstanding Paragraph 10.2 hereof, Lessee shall, however, pay to Lessor at the time Common Area Operating Expenses are payable under Paragraph 4.2, the entirety of any increase in Real Property Taxes if assessed solely by reason of Alterations, Trade Fixtures or Utility Installations placed upon the Premises by Lessee or at Lessee’s request.

10.4 Joint Assessment. If the Building is not separately assessed, Real Property Taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available. Lessor’s reasonable determination thereof, in good faith, shall be conclusive.

10.5 Personal Property Taxes. Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises. When possible, Lessee shall cause its Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee’s said property shall be assessed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable to Lessee’s property within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee’s property.

11. Utilities. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. Notwithstanding the provisions of Paragraph 4.2, if at any time in Lessor’s reasonable judgment, Lessor determines that Lessee is using a disproportionate amount of water, electricity or other commonly metered utilities, or that Lessee is generating such a large volume of trash as to require an increase in the size of the dumpster and/or an increase in the number of times per month that the dumpster is emptied, then Lessor may increase Lessee’s Base Rent by an amount equal to such increased costs.

12. Assignment and Subletting.

12.1 Lessor’s Consent Required. See paragraphs 53.1 through 53.7 of the Lease Addendum.

13. Default; Breach; Remedies.

13.1 Default; Breach. A “Default” is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease. A “Breach” is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:

(b) The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of 3 business days following written notice to Lessee.

(c) The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements within twenty (20) days after Lessor’s request therefor and three (3) business days, after delivery of written notice from Lessor that Lessee has not provided such written evidence within said 20-day period (ii) the service contracts within twenty (20) days after Lessor’s request therefor and three (3) business days after delivery of written notice from Lessor that Lessee has not provided said service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate in accordance with Paragraph 71 within three (3) business days after the delivery of written notice that Lessee has not provided an Estoppel Certificate within the time period required in Paragraph 71, (v) a requested subordination in accordance with Paragraph 30 of this Lease within three (3) business days after the delivery of written notice that Lessee has not provided a subordination agreement complying with the requirements of this Lease within the time period set forth in Paragraph 30, (vii) any document requested under Paragraph 41 (easements), or any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of 20 days following written notice to Lessee and three (3) business days after delivery of written notice from Lessor that Lessee has not provided such documents or information within twenty (20) days after Lessor’s request therefor.

(d) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 2.9 hereof, other than those described in subparagraphs 13.1(a), (b) or (c), above, where such Default continues for a period of 30 days after written notice; provided, however, that if the nature of Lessee’s Default is such that more than 30 days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said 30 day period and thereafter diligently prosecutes such cure to completion.

(e) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a “debtor” as defined in 11 U.S.C. § 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this subparagraph (e) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

(f) The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.

(g) If the performance of Lessee’s obligations under this Lease is guaranteed: (i) the death of a Guarantor, (ii) the termination of a Guarantor’s liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor’s becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor’s refusal to honor the guaranty, or (v) a Guarantor’s breach of its guaranty obligation on an anticipatory basis, and Lessee’s failure, within 60 days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.

13.2 Remedies. If Lessee fails to perform any of its affirmative duties or obligations, within 20 days after written notice (or in case of an emergency involving imminent danger of personal injury or material damage to property, without notice), Lessor may, at its option, perform such duty or obligation on Lessee’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Lessor shall be due and payable by Lessee upon receipt of invoice therefor. If any check given to Lessor by Lessee shall not be honored by the bank upon which it is drawn twice in any twelve (12) month period, Lessor, at its option, may require all future payments to be made by Lessee to be by cashier’s check. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach;

(a) Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of any leasing commission and tenant improvements construction costs paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee’s Breach of this Lease shall not waive Lessor’s right to recover damages under Paragraph 12. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

(b) Continue the Lease and Lessee’s right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor’s interests, shall not constitute a termination of the Lessee’s right to possession.

(c) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee’s right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee’s occupancy of the Premises.

13.3 Inducement Recapture. Any agreement for free or abated rent or other charges, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee’s entering into this Lease, all of which concessions are hereinafter referred to as “Inducement Provisions,” shall be deemed conditioned upon Lessee’s full and faithful performance of all of the terms, covenants and conditions of this Lease. Upon Breach of this Lease by Lessee, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an Inducement Provision shall be immediately due and payable by Lessee to Lessor, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this paragraph shall not be deemed a waiver by Lessor of the provisions of this paragraph unless specifically so stated in writing by Lessor at the time of such acceptance.

13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within 10 days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a one-time late charge equal to 6% of each such overdue amount or $100, whichever is greater; provided, however, notwithstanding the foregoing, Lessee shall not be liable for a late charge on the first or second late payment (beyond the above 10-day grace period) in any twelve-month period. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder.

13.5 Interest. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due as to scheduled payments (such as Base Rent) or within 30 days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the 31st day after it was due as to non-scheduled payments. The interest (“Interest”) charged shall be equal to the prime rate reported in the Wall Street Journal as published closest prior to the date when due plus 4%, but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.

13.6 Breach by Lessor.

(a) Notice of Breach. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than 30 days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor’s obligation is such that more than 30 days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such 30 day period and thereafter diligently pursued to completion.

(b) Performance by Lessee on Behalf of Lessor. In the event that neither Lessor nor Lender cures said breach within 30 days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee’s expense and offset from Rent an amount equal to the greater of one month’s Base Rent or the Security Deposit, and to pay an excess of such expense under protest, reserving Lessee’s right to reimbursement from Lessor. Lessee shall document the cost of said cure and supply said documentation to Lessor.

14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively “Condemnation”), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the floor area of the Unit, or more than 25% of Lessee’s Reserved Parking Spaces, is taken by Condemnation, Lessee may, at Lessee’s option, to be exercised in writing within 10 days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation for Lessee’s relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.

15. Brokerage Fees.

15.3 Representations and Indemnities of Broker Relationships. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder’s fee in connection herewith. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys’ fees reasonably incurred with respect thereto.

16. Estoppel Certificates. See paragraphs 54, 71, and 72 of the Lease Addendum.

17. Definition of Lessor. The term “Lessor” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee’s interest in the prior lease. In the event of a transfer of Lessor’s title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Except as provided in Paragraph 15, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor, provided that the new Lessor assumes in writing for the benefit of Lessee the obligations under this Lease of Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined. Notwithstanding the above, and subject to the provisions of Paragraph 20 below, the original Lessor under this Lease, and all subsequent holders of the Lessor’s interest in this Lease shall remain liable and responsible with regard to the potential duties and liabilities of Lessor pertaining to Hazardous Substances as outlined in Paragraph 6.2 above.

18. Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. Days. Unless otherwise specifically indicated to the contrary, the word “days” as used in this Lease shall mean and refer to calendar days.

20. Limitation on Liability. Subject to the provisions of Paragraph 17 above, the obligations of Lessor under this Lease shall not constitute personal obligations of Lessor, the individual partners of Lessor or its or their individual partners, directors, officers or shareholders, and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against the individual partners of Lessor, or its or their individual partners, directors, officers or shareholders, or any of their personal assets for such satisfaction.

21. Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22. No Prior or Other Agreements; Broker Disclaimer. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the use, nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party. The liability (including court costs and attorneys’ fees), of any Broker with respect to negotiation, execution, delivery or performance by either Lessor or Lessee under this Lease or any amendment or modification hereto shall be limited to an amount up to the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker’s liability shall not be applicable to any gross negligence or willful misconduct of such Broker.

23. Notices.

23.1 Notice Requirements. All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party’s signature on this Lease shall be that Party’s address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee’s taking possession of the Premises, the Premises shall constitute Lessee’s address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

23.2 Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given three (3) business days after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given 24 hours after delivery of the same to the Postal Service or courier. Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt (confirmation report from fax machine is sufficient), provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24. Waivers. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor’s consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

25. Disclosures Regarding The Nature of a Real Estate Agency Relationship.

(a) When entering into a discussion with a real estate agent regarding a real estate transaction, a Lessor or Lessee should from the outset understand what type of agency relationship or representation it has with the agent or agents in the transaction. Lessor and Lessee acknowledge being advised by the Brokers in this transaction, as follows:

(i) Lessor’s Agent. A Lessor’s agent under a listing agreement with the Lessor acts as the agent for the Lessor only. A Lessor’s agent or subagent has the following affirmative obligations: To the Lessor: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessor. To the Lessee and the Lessor: (a) Diligent exercise of reasonable skills and care in performance of the agent’s duties. (b) A duty of honest and fair dealing and good faith. (c) A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

(ii) Lessee’s Agent. An agent can agree to act as agent for the Lessee only. In these situations, the agent is not the Lessor’s agent, even if by agreement the agent may receive compensation for services rendered, either in full or in part from the Lessor. An agent acting only for a Lessee has the following affirmative obligations. To the Lessee: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessee. To the Lessee and the Lessor: (a) Diligent exercise of reasonable skills and care in performance of the agent’s duties, (b) A duty of honest and fair dealing and good faith, (c) A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

(iii) Agent Representing Both Lessor and Lessee. A real estate agent, either acting directly or through one or more associate licenses, can legally be the agent of both the Lessor and the Lessee in a transaction, but only with the knowledge and consent of both the Lessor and the Lessee. In a dual agency situation, the agent has the following affirmative obligations to both the Lessor and the Lessee: (a) A fiduciary duty of utmost care, integrity, honesty and loyalty in the dealings with either Lessor or the Lessee. (b) Other duties to the Lessor and the Lessee as stated above in subparagraphs (i) or (ii). In representing both Lessor and Lessee, the agent may not without the express permission of the respective Party, disclose to the other Party that the Lessor will accept rent in an amount less than that indicated in the listing or that the Lessee is willing to pay a higher rent than that offered. The above duties of the agent in a real estate transaction do not relieve a Lessor or Lessee from the responsibility to protect their own interests. Lessor and Lessee should carefully read all agreements to assure that they adequately express their understanding of the transaction. A real estate agent is a person qualified to advise about real estate. If legal or tax advice is desired, consult a competent professional.

(b) Brokers have no responsibility with respect to any default or breach hereof by either Party. The liability (including court costs and attorneys’ fees), of any Broker with respect to any breach of duty, error or omission relating to this Lease shall not exceed the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker’s liability shall not be applicable to any gross negligence or willful misconduct of such Broker.

(c) Buyer and Seller agree to identify to Brokers as “Confidential” any communication or information given Brokers that is considered by such Party to be confidential.

26. No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee. If Lessee nonetheless retains possession of the Premises after the expiration or earlier termination of the Term, then such occupancy shall be on a month-to-month basis with a Base Rent equal to one hundred twenty-five percent (125%) of the Base Rent payable by Lessee under this Lease for the period immediately prior to the termination or expiration of this Lease. In the event that such occupancy exceeds sixty (60) days, then the Base Rent shall be increased effective the sixty-first (61st) day to one hundred fifty percent (150%) of the Base Rent payable for the period immediately prior to the expiration or termination of the Lease and Lessor may exercise any and all remedies available at law or in equity in connection with such occupancy, including without limitation the commencement of proceedings to regain possession of the Premises.

27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. Covenants and Conditions; Construction of Agreement. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

29. Binding Effect; Choice of Law. This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30. Subordination; Attornment; Non-Disturbance.

30.1 Subordination. Subject to the provisions of this Article 30.1, this Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, “Security Device”), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as “Lender”) shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

30.2 Attornment. In the event that Lessor transfers title to the Premises, or the Premises are acquired by another upon the foreclosure or termination of a Security Device to which this Lease is subordinated (i) Lessee shall, subject to the non-disturbance provisions of Paragraph 30.3, attorn to such new owner, and upon request, enter into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remainder of the term hereof, or, at the election of such new owner, this Lease shall automatically become a new Lease between Lessee and such new owner, upon all of the terms and conditions hereof, for the remainder of the term hereof, and (ii) Lessor shall thereafter be relieved of any further obligations hereunder and such new owner shall assume all of Lessor’s obligations hereunder, except that such new owner shall not: (a) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) be subject to any offsets or defenses which Lessee might have against any prior lessor, (c) be bound by prepayment of more than one month’s rent, or (d) be liable for the return of any security deposit paid to any prior lessor. Notwithstanding the foregoing, such owner shall not be excused from curing, or released from liability for existing defaults that are of an ongoing or recurring nature, but such owner’s liability shall be limited to damages arising after the date of transfer.

30.3 Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee’s subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a “Non-Disturbance Agreement”) from the Lender which Non-Disturbance Agreement provides that Lessee’s possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. Further, concurrently with Lessor’s execution of this Lease, Lessor shall use its commercially reasonable efforts to obtain and deliver to Lessee a commercially reasonable Non-Disturbance Agreement from the holder of any pre-existing Security Device which is secured by the Premises. In the event that Lessor is unable to provide the Non-Disturbance Agreement by such time, then Lessee may, at Lessee’s option, directly contact Lender and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement.

30.4 Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that. upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

31. Attorneys’ Fees. If any Party or Broker brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, “Prevailing Party” shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred. In addition, Lessor shall be entitled to attorneys’ fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).

32. Lessor’s Access; Showing Premises; Repairs. Upon at least twenty four (24) hours prior written notice (except in the event of emergency, in which event, as much prior notice as is practicable shall be given by Lessor), and further provided that Lessor (or its representative) maybe accompanied by an employee of Lessee. Lessor and Lessor’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements or additions to the Premises as lessor may deem necessary. All such activities shall be without abatement of rent or liability to Lessee. Lessor may at any time place on the exterior of the Premises any ordinary “For Sale” signs and, provided that Tenant has not exercised any options that it may have to extend the term of this Lease, Lessor may during the last 6 months of the term hereof place on the exterior of the

Premises any ordinary “For Lease” signs. Lessee may at any time place on the Premises any ordinary “For Sublease” sign.

33. Auctions. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor’s prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

34. Signs. Within thirty (30) days after the expiration or earlier termination of this Lease, at Lessee’s sole cost and expense, Lessee shall remove all signage installed by Lessee and repair damage to the Building caused by such removal. Lessee shall have the right to install at Lessee’s sole cost and expense, signage on the Premises and the Building, subject to and to the extent permitted by Applicable Requirements.

35. Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor’s failure within 10 days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor’s election to have such event constitute the termination of such interest.

36. Consents. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor’s actual reasonable costs and expenses (including but not limited to architects’, attorneys’, engineers’ and other consultants’ fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor. Lessor’s consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor’s consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within 10 business days following such request.

37. Guarantor.

37.1 Execution. The Guarantors, if any, shall each execute a guaranty in the form most recently published by the AIR Commercial Real Estate Association, and each such Guarantor shall have the same obligations as Lessee under this Lease.

37.2 Default. It shall constitute a Default of the Lessee if any Guarantor fails or refuses, upon request to provide: (a) evidence of the execution of the guaranty, including the authority of the party signing on Guarantor’s behalf to obligate Guarantor, and in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, (b) current financial statements, (c) an Estoppel Certificate, or (d) written confirmation that the guaranty is still in effect hereof.

38. Quiet Possession. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee’s part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

39. Options. See paragraph 60 of the Lease Addendum.

40. Security Measures. Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

41. Reservations. Lessor reserves the right: (i) to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, (ii) to cause the recordation of parcel maps and restrictions, and (iii) to create and/or install new utility raceways, so long as such easements, rights, dedications, maps, restrictions, and utility raceways do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate such rights.

42. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay.

43. Authority. If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each party shall, within 30 days after request, deliver to the other party satisfactory evidence of such authority.

44. Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

45. Offer. Preparation of this Lease by either party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

46. Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Lessee’s obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

47. Multiple Parties. If more than one person or entity is named herein as either Lessor or Lessee, such multiple Parties shall have joint and several responsibility to comply with the terms of this Lease.

48. Waiver of Jury Trial. The Parties hereby waive their respective rights to trial by jury in any action or proceeding involving the Property or arising out of this Agreement.

49. Mediation and Arbitration of Disputes. An Addendum requiring the Mediation and/or the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease ☐ is ☒ is not attached to this Lease.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AIR COMMERCIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT AND THE SUITABILITY OF THE PREMISES FOR LESSEE’S INTENDED USE.

WARNING: IF THE PREMISES ARE LOCATED IN A STATE OTHER THAN CALIFORNIA. CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES ARE LOCATED.

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at:		Executed at:
On:		On:

By LESSOR:		By LESSEE:
THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation		Masimo Corporation, a Delaware corporation

By: Northwestern Investment Management		By:	/s/ Yongsam Lee
Company, LLC, a Wisconsin limited liability		Name Printed:	YONGSAM LEE
company, its wholly-owned affiliate and		Title:	EVP, OPS & CIO
authorized agent

By:	/s/ Don Morton	By:
Name Printed:	DON MORTON	Name Printed:
Title:	DIRECTOR – Field Asset Management	Title:
By:		Address:
Name Printed:
Title:
Address:		Telephone: (__)
Facsimile: (__)
Federal ID No:
Telephone: (__)
Facsimile: (__)
Federal ID No:

BROKER:		BROKER:

Att:		Att:
Title:		Title:
Address:		Address:

Telephone: (__)		Telephone: (__)

Facsimile: (__)	Facsimile: (__)

Federal ID No:	Federal ID No:

These forms are often modified to meet changing requirements of law and needs of the industry. Always write or call to make sure you are utilizing the most current form: AIR Commercial Real Estate Association, 700 South Flower Street, Suite 600, Los Angeles, CA 90017. (213) 687-8777.

©Copyright 1999 By AIR Commercial Real Estate Association.

All rights reserved.

No part of these works may be reproduced in any form without permission in writing.

LEASE ADDENDUM

(NET LEASE-MULTI-TENANT)

50. Premises Size. Lessor and Lessee acknowledge that they have stipulated to the area of the Premises and that the actual size of such area is not subject to dispute. Lessee agrees that Lessor shall have no liability in the event that the size of the Premises is other than the amount specified and Lessee shall have no right to terminate this Lease should such discrepancy be discovered.

51. No Payment to Lessee if Lessee in Default. In the event of any default by Lessee under any provision of this Lease, then notwithstanding any provision of this Lease to the contrary which requires Lessor to make any payment to Lessee, Lessor shall not be obligated to make such payment to Lessee, but may instead apply the amount of such payment as follows: first, against Rent or Additional Rent past due; second, against any costs incurred by Lessor to cure any default by Lessee; and third, the balance, if any, shall be paid to Lessee.

52. Use of the Premises.

52.1 Compliance. Lessee acknowledges its lease of the Premises is subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and any covenants or restrictions of record, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Lessee shall not use the Premises which will in any way conflict with any law, statute, zoning restriction, ordinance or governmental law, rule, regulation or requirement of any duly constituted public authority having jurisdiction over the Premises now in force or which may hereafter by in force, or any covenants, conditions, easements or restrictions now or hereafter encumbering the Premises. Lessee shall not commit any public or private nuisance or any other act or thing that might or would disturb the quiet enjoyment or any other Lessee of Lessor or any occupant of nearby property. Lessee shall place no loads upon the floors, walls or ceilings in excess of the maximum designed load specified by Lessor or which may damage the building or outside areas; nor place any harmful liquids in the drainage systems; nor dump or store waste materials, refuse or other materials or allow such to remain outside the building, except in the enclosed trash areas provided.

52.2 Compliance with Governmental Regulations. Notwithstanding anything to the contrary set forth in this Lease, if and to the extent modifications or improvements to the structure of the Premises or any portion thereof or to any fire prevention or other emergency system are deemed necessary by any governmental authority or Applicable Law, Lessor shall, subject to reimbursement pursuant to paragraph 4.2, make such modifications and improvements and Lessee shall cooperate with Lessor in the making of any such modifications or improvements. Notwithstanding the foregoing sentence, Lessor shall not be responsible for the costs and expenses of such modifications or improvements in the event that such improvements or modifications are required as the result of Lessee’s use of the Premises or conduct including, but not limited to, Lessee’s alterations, improvements or modifications of the Premises. In the event that any alterations, modifications or improvements undertaken by either party pursuant to this Section result in any interruption of the business of Lessee, Lessor shall have no liability to

Lessee for such interruption and Lessee shall be limited to such business interruption insurance coverage, if any, as it may elect to carry.

52.3 Lessee ADA Obligations. At all times during the term of this Lease, Lessee, at Lessee’s sole cost and expense, shall cause the Premises, and all alterations and improvements in the Premises, and Lessee’s use and occupancy of the Premises, and Lessee’s performance of its obligations under this Lease, to comply with the requirements of Title III of the Americans with Disabilities Act of 1990 (42 U.S.C. 12181, et seq., the Provisions Governing Public Accommodations and Services Operated by Private Entities), and all regulations promulgated thereunder, and all amendments, revisions or modifications thereto now or hereafter adopted or in effect in connection therewith (hereinafter collectively referred to as the “ADA”) and to take such actions and make such alternations and improvements as are necessary for such compliance; provided, however, that Lessee shall not make any such alterations or improvements except upon Lessor’s prior written consent pursuant to the terms and conditions of this Lease. If Lessee fails to diligently take such actions or make such alterations or improvements as are necessary for such compliance, Lessor may, but shall not be obligated to, take such actions and make such alterations and improvements and may recover all of the costs and expenses of such actions, alterations and improvements from Lessee as additional rent. Notwithstanding anything in this Lease to the contrary, no act or omission of Lessor, including any approval, consent or acceptance by Lessor or Lessor’s agents, employees or other representatives, shall be deemed an agreement, acknowledgment, warranty or other representation by Lessor that Lessee has complied with the ADA or that any action, alteration or improvement by Lessee complies or will comply with the ADA or constitutes a waiver by Lessor of Lessee’s obligations to comply with the ADA under this Lease or otherwise. Notwithstanding anything to the contrary set forth herein, (i) in no event shall Lessee be required to pay the cost of the installation of elevators in the Premises at any time during the Lease term if such installation is required pursuant to the ADA, and (ii) in the event any alteration is required pursuant to the ADA that is a capital item for federal income tax purposes, Lessor and Lessee shall share said expense pursuant to the formula set forth in Section 7.1(d) of the Lease.

52.4 Forklift Restrictions. Asphaltic cement cannot withstand noninflatable forklift tires. In the event the asphalt is damaged by Lessee’s use of a forklift with noninflatable tires, it shall be Lessee’s obligation to repair the damaged asphaltic cement at Lessee’s sole expense.

52.5 Battery Chargers. Battery charging units not equipped with an automatic shut-off feature can cause substantial and expensive damage to warehouse floors resulting from battery acid spills from over-charged batteries. Lessee acknowledges and agrees that Lessee shall be solely and fully liable for the expense of repair or replacement of floors within the Premises, including concrete slab floors, required as a result of damage caused by battery charging units. In order to reduce the risk that any such damage shall occur, all battery charging units operated or maintained by Lessee at the Premises shall be equipped with an original equipment automatic shut-off feature, or shall have an after-market automatic shut-off device added thereto.

52.6 Department of Treasury Restrictions. Lessee warrants and represents to Lessor that Lessee and all persons and entities (i) owning (directly or indirectly) an ownership interest in Lessee, (ii) whom or which are an assignee of Lessee’s interest in this Lease; (iii) whom or which are a guarantor of Lessee’s obligations under this Lease; or (iv) executing any separate indemnity agreement in favor of Lessee in connection with this Lease or with the leasing of the Premises: (a) is not, and shall not become, a person or entity with whom Lessor is restricted from doing business with under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of Treasury (including, but not limited to, those named on OFAC’s Specifically Designated and Blocked Persons list) or under any statute, executive order (including, but not limited to, the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action, (b) is not knowingly engaged in, and shall not knowingly engage in any dealings or transaction or be otherwise associated with such persons or entities described in clause (a) above; and (c), is not, and shall not become, a person or entity whose activities are regulated by the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders thereunder.

52.7 Mold and Mildew Control. Lessee shall not use the Premises in any manner that will cause mold, mildew or similar conditions to arise at the Premises. Lessee shall provide appropriate climate control in the Premises, and shall not block or cover any of the heating, ventilation or air-conditioning vents. Lessee shall keep all ice and coffee machines that Lessee places in the Premises in good condition and repair and immediately remove any water discharged or spilled from such ice or coffee machines. Lessee shall regularly monitor the Premises for the presence of mold or mildew or any conditions that can reasonably be expected to contribute to the growth of mold or mildew and shall immediately report to Lessor (i) any evidence of a water leak or excessive moisture in the Premises, (ii) any evidence of mold or mildew in the premises, and (iii) any failure or malfunction in the heating, ventilation and air-conditional system serving the Premises. Lessee shall indemnify and hold Lessor harmless from any cost or expense incurred by Lessor in order to remove or eradicate any mold, mildew or similar condition at the Premises caused by Lessee’s use of the Premises or breach of its obligations under this Section 52.7.

52.8 Lender’s Request for Lessor’s Consent. If at any time during the Lease Term, or any extension thereof, Lessee shall make and enter into any secured financing or other transaction in which a lender to Lessee shall request the consent of the Lessor to the granting of a security interest by Lessee in any assets of Lessee that may be located at the Premises, together with Lessor’s consent to permit such lender access to the Premises for the purpose of assembling and/or selling any such collateral, Lessor will enter into a Landlord’s Waiver and Consent in the form attached hereto as Exhibit “B” (“the “Approved Consent Form”). In the event Lessee nonetheless requests Lessor to modify the Approved Consent Form or enter into a form provided by Lessee’s Lender, such request shall be in writing and shall be accompanied by the fee referred to below. As a condition to Lessor’s requirement to consider any request from Lessee for such consent, Lessee shall first pay to Lessor, as Additional Rent, the sum of $2,500.00 as a fixed fee to compensate Lessor for expenses to be incurred by Lessor in reviewing such request and preparing such Landlord’s Waiver and Consent (whether or not Lessor and Lessee actually execute any such instrument), the parties hereto agreeing that such sum is a reasonable approximation of the cost of Northwestern’s expenses relating thereto, the exact cost thereof being impractical to determine. Lessee acknowledges and agrees that Lessor is under no obligation whatsoever to modify such Approved Consent Form or enter into any such agreement on a form supplied by any lender to Lessee.

52.9 Registration of Food Facility Under Bioterrorism Act. 21 U.S.C. Section 350c, also known as the FDA Bioterrorism Preparedness and Response Act of 2002, and the regulations promulgated thereunder, 21 CFR Section 1.225, require that an owner, operator, or agent in charge of a domestic facility that is engaged in the manufacturing/processing, packing, or holding of food for consumption in the United States must register the facility with the FDA unless certain exemptions are met which do not apply to Lessee. Lessee hereby agrees that it shall register the Premises with the FDA and that Lessor shall have no obligation to do so. Lessee shall provide Lessor with satisfactory evidence that it has registered the Premises with the FDA within five (5) business days after the date of this Lease.

53. Assignment and Subletting.

53.1 Consent Required. Lessee shall not, without the prior written consent of Lessor, assign, transfer, convey, mortgage, pledge, hypothecate or encumber this Lease or any interest herein, sublease the Premises or any part thereof or any right or privilege appurtenant thereto, or permit the use or occupancy of the Premises by any other person other than Lessee and Lessee’s representatives and invitees. Each of the foregoing acts, transactions and events are sometimes referred to herein as a “Transfer.” The person in whose favor such Transfer is made is sometimes referred to herein as a “Transferee.” If Lessee shall complete any Transfer without such consent the Transfer shall be void and shall constitute a material default and breach of this Lease by Lessee. This Lease or any interest herein shall not be assignable or otherwise transferable by operation of law, as to the interest of Lessee, without the prior written consent of Lessor and any such assignment or other Transfer shall be void and shall be a material default and breach of the Lease by Lessee.

53.2 Request for Transfer. If at any time during the Lease Term, or any extension thereof, Lessee desires the consent of the Lessor to a Transfer of this Lease, Lessee’s request to Lessor for such consent shall be in writing and shall include the information and documents described below, hereinafter referred to as “Lessee’s Request for Transfer”. Lessee agrees to pay Lessor, as Additional Rent, all expenses reasonably incurred by Lessor in reviewing any information in order to determine whether consent to a requested Transfer should be given (whether or not such consent is given) in an amount not to exceed $500.00, including, but not limited to, costs and expenses incurred for credit investigations, reasonable attorneys’ fees and the costs of preparation of any necessary documents. The information and documents to be included with Lessee’s Request for Transfer are as follows:

(a) A statement that Lessee requests consent to the proposed Transfer and the type of Transfer proposed;

(b) The name of the proposed Transferee;

(c) The nature of the use or business to be carried on in the Premises by the proposed Transferee;

(d) A description of the area of the Premises to be covered by the Transfer;

(e) The terms and provisions of the proposed Transfer including a copy of the proposed document of Transfer and any other agreements to be entered into concurrently therewith;

(f) Such financial information as Lessor may reasonably request concerning the proposed Transferee; and

(g) To the extent that the proposed Transfer is other than an assignment or sublease, the information described in (a) through (f) above shall be modified to correspond to the type of Transfer for which consent is requested.

53.3 Lessor’s Option. Within thirty (30) days after Lessor’s receipt of Lessee’s Request for Transfer, Lessor may, in its sole discretion, exercise anyone of the options described below by providing written notice to Lessee of Lessor’s election. If for any reason, Lessor fails to give Lessee written notice of Lessor’s election as authorized by this subparagraph 53.3 within the said thirty (30) day period, Lessor shall be deemed to have elected to consent to the Transfer. The options available to Lessor are as follows:

(a) Consent to the requested Transfer (subject in all circumstances to the provisions of subparagraph 53.5, whether or not so expressly stated in the Notice to Lessee setting forth such consent); or

(b) Withhold consent to the requested Transfer. If Lessor withholds consent, Lessor shall inform Lessee of the reasons therefor.

53.4 Lessor Entitled to Withhold Consent to Transfer in its Reasonable Discretion. Lessor shall not unreasonably withhold its consent to any Transfer.

53.5 Consent Given. Should Lessor consent to a Transfer, Lessor may impose upon such Transfer all such reasonable conditions as Lessor may desire, i.e., the following conditions:

(a) Lessee completing the negotiations for a valid and bona fide Transfer to the Transferee identified in Lessee’s Request for Transfer within sixty (60) days after the date of Lessor’s consent and such Transfer being in accordance with all the terms and provisions contained in Lessee’s Request for Transfer. If for any reason this condition fails, any consent given by Lessor shall be deemed of no force and effect and Lessee shall be required to again comply with all conditions of this Paragraph 53 as if no consent had been given.

(b) Lessee delivering to Lessor, prior to the earlier of the date the Transfer occurs or the date the Transferee takes possession of the Premises or any part thereof, executed originals of the document of transfer and any other agreement entered into in connection with such Transfer. If the Transfer is by way of assignment, the form of assignment shall expressly state that the Transferee assumes all of Lessee’s obligations under this Lease. If the Transfer is by way of sublease, the sublease shall expressly state that: It is subject to the provisions of this Lease; it does not extend beyond the Termination Date; the sublessee’s right to transfer its interest in the sublease is subject to Lessor’s rights under this Paragraph 53.

(c) Lessee paying to Lessor as Additional Rent under this Lease, without affecting or reducing any other obligations of Lessee under this Lease, fifty percent (50%) of any sums of money or other economic consideration received by Lessee or to be received by Lessee as result of such Transfer (but not any loan proceeds if the Transfer is a bona fide loan), including, but not limited to: Bonuses, key money or the like; any payment made to Lessee by the Transferee, however denominated, which is attributed to either the amortization of the cost of any improvements made to the Premises which were paid by Lessee and are to be used by the Transferee, leasing commissions or any additional Lessee improvements (the installation of which shall at all times be subject to the provisions of this Lease); and, if the Transfer is a subletting, all rentals, whether so denominated or not under the sublease, which exceed in the aggregate sums Lessee is to pay under this Lease. All sums due Lessor pursuant to this subparagraph 53.5(c) shall, provided the Transfer is a subletting, be prorated if the sublease covers less than all of the Premises Area according to the ratio that the Premises area transferred bears to the total Premises area. Notwithstanding the foregoing, Lessee shall be entitled to deduct from such amounts payable to Lessor pursuant to this Section such reasonable costs and expenses as Lessee actually incurs in obtaining a Transferee, i.e., commissions paid to brokers in connection with such transfer, advertising costs paid by Lessee in connection with such Transfer, the cost of any improvements made by Lessee, of its cost, for the Transferee, and similar items. Lessee shall be obligated, however, to provide evidence to Lessor substantiating such costs and expenses to Lessor’s reasonable satisfaction.

53.6 Transfer to a Related Party. The provisions of this Section 53 to the contrary notwithstanding, Lessee shall have the right, without Lessor’s consent, to assign or otherwise transfer this Lease, or to sublet the Premises, (i) to any parent or subsidiary of Lessee, and (ii) to any successor to Lessee by way of merger, consolidation, sale of substantially all of Lessee’s assets, sale of capital stock or the like; provided that Lessor is notified in writing of the assignment prior to the effective date thereof and the assignee assumes in writing for the direct benefit of Lessor all of Lessee’s obligations under this Lease

53.7 No Release of Liability. No Transfer shall release Lessee of its obligations to pay the Rent and to perform all the other obligations to be performed by Lessee under this Lease. The acceptance of Rent by Lessor from any person shall not be deemed to be the waiver by Lessor of any provision of this Lease or to be a consent to any assignment or subletting. A consent to one Transfer shall not be deemed to be a consent to any subsequent Transfer. In the event of default by a Transferee in the performance of any of the terms of this Lease, Lessor may proceed directly against Lessee without the necessity of exhausting its remedies against the Transferee. If Lessee enters into a sublease, with or without Lessor’s consent, Lessee shall be deemed to have immediately and irrevocably assigned to Lessor, as security for Lessee’s obligations under this Lease, all subrent or other sums due to Lessee under the sublease, and Lessor, as assignee and as attorney-in-fact for Lessee, or a receiver for Lessee appointed on Lessor’s application, may collect such subrent or other sums due and apply it towards Lessee’s obligations under this Lease, except, that, until the occurrence of an act of default by Lessee, Lessee shall have the right to collect such subrent or other sums due. Lessor may, as a condition to Lessor’s consent to any proposed sublease, require Lessee and the proposed sublessee to enter into an agreement with Lessor whereby the proposed sublessee agrees: To pay subrent or all other sums due directly to Lessor upon notice from Lessor of Lessee’s default; not to pay subrent more than one month in advance, and, notwithstanding Lessor’s receipt of subrent or other sums due, Lessor shall not be liable to the proposed sublessee for anything under the sublease or under this Lease and Lessor may pursue any remedy available to it under this Lease.

54. Non-Disturbance and Attornment; Lessee Statement. At such time during the Lease Term as Lessor shall elect to encumber the Premises with a deed of trust, mortgage, or other form of security agreement, Lessor shall cause such trust deed beneficiary or mortgagee to make an enter into a form of Non-Disturbance and Attornment Agreement with Lessee in a commercially reasonable form reasonable acceptable to Lessee and such beneficiary or mortgagee. In addition, Lessee shall within ten (10) business days following written request by Lessor execute and deliver to Lessor any documents requested by Lessor, including estoppel certificates, in a commercially reasonable form prepared by Lessor.

55. Lessee’s Remedies. The obligations of Lessor do not constitute the personal obligation of the individual partners, trustees, directors, officers or shareholders of Lessor or its constituent partners. If Lessor shall fail to perform any covenant, term or condition of this Lease upon Lessor’s part to be performed, Lessee shall be required to deliver to Lessor written notice of the same. If, as a consequence of such default, Lessee shall recover a money judgment against Lessor, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Lessor in the Premises and out of Rent or other income from such property receivable by Lessor or out of consideration received by Lessor from the sale or other disposition of all or any part of Lessor’s right, title or interest in the project of which the Premises are a part, and no action for any deficiency may be sought or obtained by Lessee.

56. Hazardous Substances.

(a) For purposes of this Lease, the term “Hazardous Substances” includes (i) any “hazardous material” as defined in Section 25501(o) of the California Health and Safety Code, (ii) hydrocarbons, polychlorinated biphenyls or asbestos, (iii) any toxic or hazardous materials, substances, wastes or materials as defined pursuant to any other applicable state, federal or local law or regulation, and (iv) any other substance or matter which may result in liability to any person or entity as result of such person’s possession, use, release or distribution of such substance or matter under any statutory or common law theory.

(b) Lessee shall not cause or permit any Hazardous Substances to be brought upon, stored, used, generated, released or disposed of on, under, from or about the Premises (including without limitation the soil and groundwater thereunder) without the prior written consent of Lessor, which consent may be given or withheld in Lessor’s sole and absolute discretion. Notwithstanding the foregoing, Lessee shall have the right, without obtaining prior written consent of Lessor, to utilize within the Premises a reasonable quantity of standard office products that may contain Hazardous Substances (such as photocopy toner, “White Out”, and the like), provided however, that (i) Lessee shall maintain such products in their original retail packaging, shall follow all instructions on such packaging with respect to the storage, use and disposal of such products, and shall otherwise comply with all applicable laws with respect to such products, and (ii) all of the other terms and provisions of this Paragraph 56 shall apply with respect to Lessee’s storage, use and disposal of all such products. Lessor may, in its sole and absolute discretion, place such conditions as Lessor deems appropriate with respect to Lessee’s use of any such Hazardous Substances, and may further require that Lessee demonstrate that any such Hazardous Substances are necessary or useful to Lessee’s business and will be generated, stored, used and disposed of in a manner that complies with all applicable laws and regulations pertaining thereto and with good business practices. Lessee understands that Lessor may utilize an environmental consultant to assist in determining conditions of approval in connection with the storage, generation, release, disposal or use of Hazardous Substances by Lessee on or about the Premises, and/or to conduct periodic inspections of the storage, generation, use, release and/or disposal of such Hazardous Substances by Lessee on and from the Premises, and Lessee agrees that any costs incurred by Lessor in connection therewith shall be reimbursed by Lessee to Lessor as additional rent hereunder upon demand.

(c) Prior to the execution of this Lease, Lessee shall complete, execute and deliver to Lessor an Environmental Questionnaire and Disclosure Statement (the “Environmental Questionnaire”) in the form of Exhibit “C” attached hereto. The completed Environmental Questionnaire shall disclose all Hazardous Substances Lessee intends to bring upon, store, use, generate, release or dispose of on, under, from or about the Premises, and shall be deemed incorporated into this Lease for all purposes, and Lessor shall be entitled to rely fully on the information contained therein. On each anniversary of the Commencement Date until the expiration or sooner termination of this Lease, Lessee shall disclose to Lessor in writing the names and amounts of all Hazardous Substances which were stored, generated, used, released and/or disposed of on, under or about the Premises for the twelve-month period prior thereto, and which Lessee desires to store, generate, use, release and/or dispose of on, under or about the Premises for the succeeding twelve-month period. In addition, to the extent Lessee is permitted to utilize Hazardous Substances upon the Premises, Lessee shall promptly provide Lessor with complete and legible copies of all the following environmental documents relating thereto: reports filed pursuant to any self-reporting requirements; permit applications, permits, monitoring reports, emergency response or action plans, workplace exposure and community exposure warnings or notices and all other reports, disclosures, plans or documents (even those which may be characterized as confidential) relating to water discharges, air pollution, waste generation or disposal, and underground storage tanks for Hazardous Substances; orders, reports, notices, listings and correspondence (even those which may be considered confidential) of or concerning the release, investigation of, compliance, cleanup, remedial and corrective actions, and abatement of Hazardous Substances; and all complaints, pleadings and other legal documents filed by or against Lessee related to Lessee’s use, handling, storage, release and/or disposal of Hazardous Substances.

(d) Lessor and its agents shall have the right, but not the obligation, to inspect, sample and/or monitor the Premises and/or the soil or groundwater thereunder at any time to determine whether Lessee is complying with the terms of this Paragraph 56, and in connection therewith Lessee shall provide Lessor with full access to all facilities, records and personnel related thereto. Within the 90-day period prior to the expiration of this Lease, or within the 90-day period following the early termination of this Lease as a result of Lessee breach thereof, Lessor, at Lessee’s cost and expense, shall cause its environmental consultants to undertake a comprehensive environmental audit of the Premises to determine whether Lessee Hazardous Substances are located at the Premises for which Lessee is responsible under the terms of this Lease. If Lessee, either during the Lease Term or upon the expiration or earlier termination thereof, is not in compliance with any of the provisions of this Paragraph 56, or in the event of a release of any Hazardous Material on, under or about the Premises caused or permitted by Lessee, its agents, employees, contractors, licensees or invitees, Lessor and its agents shall have the right at any time, but not the obligation, without limitation upon any of Lessor’s other rights and remedies under this Lease, to immediately enter upon the Premises without notice and to discharge Lessee’s obligations under this Paragraph 56 at Lessee’s expense, including without limitation the taking of emergency or long-term remedial action and notwithstanding that Lessee may have already commenced remediation and/or reconstruction activities. Lessor and its agents shall endeavor to minimize interference with Lessee’s business in connection therewith, but shall not be liable for any such interference. In addition, Lessor, at Lessee’s expense, shall have the right, but not the obligation, to join and participate in any legal proceedings or actions initiated in connection with any claims arising out of the storage, generation, use, release and/or disposal by Lessee or its agents, employees, contractors, licensees or invitees of Hazardous Substances on, under, from or about the Premises. In the event Lessor shall elect to perform Lessee’s obligations under this Paragraph 56 as permitted above, Lessee shall reimburse Lessor all costs and expenses incurred by Lessor within twenty (20) days of receipt from Lessor of an invoice therefor, accompanied by reasonable evidence of such costs and expenses. Lessor shall have the right to provide such invoices to Lessee monthly during the period of time that Lessor is in the process of performing such Lessee obligations hereunder in order to obtain reimbursement from Lessee of costs and expenses incurred by Lessor as of the date of each such invoice.

(e) If the presence of any Hazardous Substances on, under, from or about the Premises or the Project caused or permitted by Lessee or its agents, employees, contractors, licensees or invitees results in (i) injury to any person, (ii) injury to or any contamination of the Premises or the Project, or (iii) injury to or contamination of any real or personal property wherever situated, Lessee, at its expense, shall promptly commence and diligently complete all actions necessary to return the Premises and the Project and any other affected real or personal property owned by Lessor to the condition existing prior to the introduction of such Hazardous Substances and to remedy or repair any such injury or contamination, including without limitation, any cleanup, remediation, removal, disposal, neutralization or other treatment of any such Hazardous Substances. Notwithstanding the foregoing, Lessee shall not, without Lessor’s prior written consent to the remediation and reconstruction activities to be undertaken by Lessee, which consent may be given or withheld in Lessor’s sole and absolute discretion, take any remedial action in response to the presence of any Hazardous Substances on, from, under or about the Premises or the Project or any other affected real or personal property owned by Lessor or enter into any similar agreement, consent, decree or other compromise with any governmental agency with respect to any Hazardous Substances claims; provided however, Lessor’s prior written consent shall not be necessary in the event that the presence of Hazardous Substances on, under or about the Premises or the Project or any other affected real or personal property owned by Lessor (i) imposes an immediate threat to the health, safety or welfare of any individual and (ii) is of such a nature that an immediate remedial response is necessary and it is not possible to obtain Lessor’s consent before taking such action. In the event that the permissible levels or concentrations of Hazardous Substances are subject to ambiguous regulatory standards or different regulatory standards of governmental agencies having jurisdiction (including without limitation the State of California under Proposition 65), Lessor shall have the right to identify the applicable standard for remediation to which Lessee must adhere in performing its obligations under this Lease. To the fullest extent permitted by law, Lessee shall indemnify, hold harmless, protect and defend (with attorneys acceptable to Lessor) Lessor and any successors to all or any portion of Lessor’s interest in the Premises and the Project and any other real or personal property owned by Lessor from and against any and all liabilities, losses, damages, diminution in value, judgments, fines, demands, claims, recoveries, deficiencies, costs and expenses (including without limitation attorneys’ fees, court costs and other professional expenses), whether foreseeable or unforeseeable, arising directly or indirectly out of the use, generation, storage, treatment, release, on-site or off-site disposal or transportation of Hazardous Substances (A) on, into, from, under or about the Premises during the Term regardless of the source of such Hazardous Substances unless caused solely by Lessor or (B) on, into, from, under or about the Premises, the Building or the Project and any other real or personal property owned by Lessor caused or permitted by Lessee, its agents, employees, contractors, licensees or invitees. Such indemnity obligation shall specifically include, without limitation, the cost of any required or necessary repair, restoration, cleanup or detoxification of the Premises, the Building and the Project and any other real or personal property owned by Lessor, the preparation of any closure or other required plans, whether or not such action is required or necessary during the Term or after the expiration of this Lease and any loss of rental due to the inability to lease the Premises or any portion of the Building or Project as a result of such Hazardous Material or remediation thereof. If it is at any time discovered that Hazardous Substances have been released on, into, from, under or about the Premises during the Term, or that Lessee or its agents, employees, contractors, licensees or invitees may have caused or permitted the release of a Hazardous Material on, under, from or about the Premises, the Building or the Project or any other real or personal property owned by Lessor, Lessee shall, at Lessor’s request, immediately prepare and submit to Lessor a comprehensive plan, subject to Lessor’s approval, specifying the actions to be taken by Lessee to return the Premises, the Building or the Project or any other real or personal property owned by Lessor to the condition existing prior to the introduction of such Hazardous Substances. Upon Lessor’s approval of such cleanup plan, Lessee shall, at its expense, and without limitation of any rights and remedies of Lessor under this Lease or at law or in equity, immediately implement such plan and proceed to cleanup such Hazardous Substances in accordance with all applicable laws and as required by such plan and this Lease. The provisions of this Paragraph 56 shall expressly survive the expiration or sooner termination of this Lease.

57. Monthly Base Rent Adjustments. Monthly Base Rent during the Term shall be adjusted at the times and to the amounts set forth below:

Month of Lease Term	Monthly Base Rent
May 1, 2009 – July 31, 2009 Early Occupancy	$[…***…]
August 1, 2009 – November 30, 2011	$[…***…] NNN
December 1, 2011 – November 30, 2012	$[…***…] NNN	*
December 1, 2012 – November 30, 2013	$[…***…] NNN
December 1, 2013 – September 30, 2014	$[…***…] NNN

All Base Rental Rates are “triple net”, and Lessee shall be responsible for its pro rata share of all Common Area Operating Expenses for the project, including without limitation common area expenses, real property taxes and required insurance. Notwithstanding anything to

*Confidential Treatment Requested

the contrary set forth herein, Lessee shall be entitled to rent-free occupancy for the months of May, June, and July, 2009.

58. No Recordation. This Lease shall not be recorded.

59. Force Majeure. If either Lessor or Lessee cannot perform any of its obligations (other than Lessee’s obligation to pay Rent hereunder) due to events beyond such party’s control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond a party’s control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions.

60. Intentionally Left Blank.

61. Relationship of Parties. Neither the method of computation of rent nor any other provisions contained in this Lease nor any acts of the parties shall be deemed or construed by the parties or by any third person to create the relationship of principal and agent or of partnership or of joint venture or of any association between Lessor and Lessee, other than the relationship of Lessor and Lessee.

62. Singular and Plural. When required by the context of this Lease, the singular shall include the plural, the plural shall include the singular, and the masculine gender shall include the feminine and neuter gender.

63. Captions. The captions and titles of the Articles and Paragraphs, are for convenience only and do not in any way define, limit or construe the content of such Articles or Paragraphs and shall have not effect on their interpretation.

64. No Offer to Lease. The submission of this Lease to Lessee by Lessor, its agent and/or real estate broker is solely for the purpose of examination and negotiations and does not constitute an offer to lease, a reservation of, or option for the Premises. If this Lease is acceptable to Lessee, it should be executed and delivered to Lessor and shall thereafter be deemed an offer by Lessee to lease, the Premises upon the terms and conditions in this Lease. Lessor shall not be bound by the terms and conditions of this Lease until Lessor has fully executed and delivered this Lease to Lessee.

65. No Lien. Lessor at no time shall have any security interest, lien or similar such right with respect to any property of Lessee, whether located at the Premises or otherwise; provided, however, that nothing herein shall preclude Lessor from obtaining any attachment, judgment, and/or execution lien against Lessee and Lessee’s property in any action against Lessee by Lessor.

66. Rent Payment. If any person to whom Lessee shall not then be required to pay rent under this Lease shall demand payment or rent from Lessee alleging his or her right to receive such rent as a result of a transfer of Lessor’s interest in the Lease or otherwise, Lessee shall not be obligated to honor such demand unless Lessee shall have received written instructions to do so from the person to whom Lessee shall then be paying rent or shall otherwise receive written evidence satisfactory to Lessee of the right of such person making the demand.

67. Common Area Operating Expenses.

(a) The term “Common Area Operating Expenses” shall mean and include all Project Costs, as defined immediately below, and Real Property Taxes, as defined in Paragraph 10.1 of this Lease. The term “Project Costs” shall include all expenses of operation, repair and maintenance of the Building and the Project, including without limitation all appurtenant Common Areas, and shall include the following charges by way of illustration but not limitation: water and sewer charges; insurance premiums and deductibles and/or reasonable premium and deductible equivalents should Lessor elect to self-insure all or any portion of any risk that Lessor is authorized to insure hereunder; license, permit, and inspection fees; heat; light; power; janitorial services to any interior Common Areas; air conditioning; supplies; materials; equipment; tools; the cost of any environmental, insurance, tax or other consultant utilized by Lessor in connection with the Building and/or Project; establishment of reasonable reserves for replacements and/or repairs; costs incurred in connection with compliance with any laws or changes in laws applicable to the Building or the Project; the cost of any capital investments or replacements (other than tenant improvements for specific tenants) to the extent of the amortized amount thereof over the useful life of such capital investments or replacements calculated at a market cost of funds, all as determined by Lessor, for each such year of useful life during the Term; costs associated with the maintenance of an air conditioning, heating and ventilation service agreement, and maintenance of an intrabuilding network cable service agreement for any intrabuilding network cable telecommunications lines within the Project, and any other installation, maintenance, repair and replacement costs associated with such lines; capital costs associated with a requirement related to demands on utilities by Project tenants, including, without limitation, the cost to obtain additional phone connections; labor; reasonable allocated wages and salaries, fringe benefits, and payroll taxes for administrative and other personnel directly applicable to the Building and/or Project, including both Lessor’s personnel and outside personnel; any expense incurred pursuant to Paragraphs 7.2 and 68; and a reasonable overhead/management fee for the professional operation of the Project. It is understood and agreed that Project Costs may include competitive charges for direct services provided by any subsidiary, division or affiliate of Lessor.

(b) Upon the expiration of earlier termination of this Lease, even though this Lease has terminated and Lessee has vacated the Premises, when the final determination is made of Lessee’s Share of Common Area Operating Expenses for the calendar year in which this Lease terminated, Lessee shall within thirty (30) days of written notice pay the entire increase over the estimated Lessee’s Share of Common Area Operating Expenses already paid. Conversely, any overpayment by Lessee shall be rebated by Lessor to Lessee not later than thirty (30) days after such final determination.

68. Insurance.

(a) Lessor’s Insurance. At all times during the Lease Term, Lessor shall procure and keep in full force and effect the following insurance:

(i) All-Risk property insurance (including earthquake if coverage is available and commercially reasonable) insuring the Building and Improvements, its equipment and Common Area furnishings, all in such amounts and with such deductibles as Lessor considers appropriate.

(ii) Commercial General Liability insuring its interest in the Building and Improvements.

(iii) Rental Value insurance, in the name of Lessor, with loss payable to Lessor, insuring the full rental and other charges payable by Lessee to Lessor under this Lease (including all real estate taxes, insurance costs, and any scheduled rental increases) for such period of time as Lessor shall from time to time determine. Lessee shall be liable for any deductible amount in the event of such loss.

(iv) Such other insurance as Lessor reasonably determines from time to time.

(b) Lessee’s Insurance. Lessee shall, at its sole cost and expense, keep in full force and effect the following insurance:

(i) All-Risk property insurance on “Lessee’s Property” for the full replacement value. Such policy shall contain an agreed amount endorsement in lieu of a coinsurance clause. “Lessee’s Property” is defined to be all improvements, betterments and personal property of Lessee located in or on the Premises, Common Areas or Building, excluding that which may be insured by Lessor’s All-Risk property insurance as set forth in subparagraph 68 (a) (i), above.

(ii) Commercial General Liability insurance insuring Lessee against any liability arising out of its use, occupancy or maintenance of the Premises or the business operated by Lessee pursuant to this Lease. Such insurance shall be in the amount of at least $2,000,000 per occurrence. Such policy shall name Lessor, Lessor’s wholly owned subsidiaries and agents, including without limitation Lessor’s property managers (William A. Budge, Inc. and Maureen M. Corona Corporation) and any mortgagees, as additional insureds on a separate endorsement form.

(iii) Worker’s Compensation insurance as required by state law.

(iv) Any other form or forms of insurance or increased amounts of insurance as Lessor or any mortgagees of Lessor may reasonably require from time to time.

All such policies shall be written in a form and with an insurance company satisfactory to Lessor and any mortgagees of Lessor, and shall provide that Lessor, and any mortgagees of Lessor, shall receive not less than thirty (30) days’ prior written notice of any cancellation. Prior to or at the time that Lessee takes possession of the Premises, Lessee shall deliver to Lessor copies or certificates evidencing the existence of the amounts and forms of coverage satisfactory to Lessor. Lessee shall, within thirty (30) days prior to the expiration of such policies, furnish Lessor with renewals or “binders” thereof, or Lessor may order such insurance and charge the cost thereof to Lessee as additional rent.

(c) Forms of Policies. All policies maintained by Lessee will provide that they may not be terminated nor may coverage be reduced except after thirty (3) days’ prior written notice to Lessor. All Commercial General Liability and All-Risk property policies maintained by Lessee shall be written as primary policies, not contributing with and not supplemental to the coverage that Lessor may carry.

(d) Adequacy of Coverage. Lessor, its subsidiaries, agents and employees make no representation that the limits of liability specified to be carried by Lessee pursuant to this paragraph 69 are adequate to protect Lessee. If Lessee believes that any of such insurance coverage is inadequate, Lessee will obtain such additional insurance coverage as Lessee deems adequate, at Lessee’s sole cost and expense.

(e) Certain Insurance Risks. Lessee shall not do or permit to be done any act or thing upon the Premises or the project of which the Premises area part which would (i) jeopardize or be in conflict with fire insurance policies covering the project or fixtures and property in the project, (ii) increase the rate of fire insurance applicable to the project to an amount higher than it otherwise would be for the Agreed Use set forth at paragraph 1.8 of the Lease, or (iii) subject Lessor to any liability or responsibility for the injury to any person or persons or to property by reason of any business or operation being carried on upon the Premises.

69. Indemnification, Waiver and Release. Except for any injury to persons or damage to property that is caused by or results from the gross negligence or willful misconduct of Lessor, its employees, or agents, and subject to the provisions of paragraph 68, above, Lessee shall indemnify and hold Lessor, Lessor’s wholly owned subsidiaries and the employees and agents of Lessor and Lessor’s wholly owned subsidiaries (hereinafter collectively referred to as the “Indemnified Parties” and individually as an “Indemnified Party”) harmless from and against any and all demands, claims, causes of action, fines, penalties, damages, liabilities, judgments, and expenses (including without limitation reasonable attorneys’ fees) incurred in connection with or arising from:

(a) the use or occupancy or manner of use or occupancy of the Premises by Lessee or any person claiming under Lessee.

(b) any activity, work, or thing done or permitted by Lessee in or about the Premises, the Building, or the project.

(c) any breach by Lessee or its employees, agents, contractors, or invitees of this Lease.

(d) any injury or damage to the person, property, or business of Lessee, its employees, agents, contractors, or invitees entering upon the Premises under the express or implied invitation of Lessee.

(e) any alleged violation by Lessee of the ADA and/or any other law, rule, code or regulation.

(f) any injury or damage to the person, property, or business of Lessee, its employees, agents, contractors, or invitees entering upon the Premises, caused by the occurrence of any terrorist activity or any act of god.

If any action or proceeding is brought against an Indemnified Party by reason of the foregoing, Lessee, upon written notice from such Indemnified Party, shall defend the same at Lessee’s expense, with legal counsel reasonably satisfactory to Lessor.

70. Waiver and Release. Lessee, as a material part of the consideration for this Lease, by this paragraph 71 waives and releases all claims against Lessor, Lessor’s wholly owned subsidiaries, and all of Lessor’s and its wholly owned subsidiaries’ employees and agents with respect to all matters for which Lessor has disclaimed liability pursuant to the provisions of this Lease.

71. Lessee Statement. Lessee shall within ten (10) business days following written request by Lessor execute and deliver to Lessor any documents, including estoppel certificates, in a mutually acceptable form prepared by Lessor which shall provide the following information:

(a) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect and the date to which the Rent and other charges are paid in advance, if any;

(b) acknowledging that there are not, to Lessee’s knowledge, any uncured defaults on the part of the Lessor or stating the nature of any uncured defaults;

(c) certifying the current Rent amount and the amount and form of Security Deposit on deposit with Lessor; and

(d) certifying to such other information as Lessor, Lessor’s agents, mortgagees, prospective mortgagees and purchasers may reasonably request.

Lessee’s failure to deliver an estoppel certificate within ten (10) business days after delivery of Lessor’s written request therefor shall be conclusive upon Lessee:

(a) that this Lease is in full force and effect, without modification except as may be represented by Lessor;

(b) that there are now no uncured defaults in Lessor’s performance;

(c) that not more than one (1) month’s Rent has been paid in advance; and

(d) that the other information requested by Lessor is correct as stated in the form presented by Lessor.

72. Financial Information. Lessee shall, upon Lessor’s request, deliver to Lessor the current financial statements of Lessee, and financial statements of the two (2) years prior to the current financial statement’s year, certified to be true, accurate and completed by the chief financial officer of Lessee, including a balance sheet and profit and loss statement for the most recent prior year, which statements shall accurately and completely reflect the financial condition of Lessee. Lessor agrees that it will keep such financial statements confidential, except that Lessor shall have the right to deliver the same to any proposed purchaser of the Premises, or any portion thereof and to the mortgagees or beneficiaries of Lessor or such purchaser, provided that such parties agree in writing to keep such statements confidential.

73. Early Occupancy. Provided that Lessee has delivered to Lessor the certificates of insurance required under the Lease, Lessee shall be entitled to […***…] early occupancy of the Premises commencing on May 1, 2009; provided, however, that Tenant shall not interfere with Lessor’s construction of the improvements referred to in Paragraphs 74, below, which shall be ongoing during such early occupancy period.

*
74. Lessee Construction Allowance. Lessor shall provide to Lessee an $[…***…] construction allowance (the “Allowance”) to be used by Lessee for general purpose improvements in the Premises. All such improvements to be constructed by Lessee shall be subject to the provisions of Paragraphs 7.3 and 7.4 of the Lease. Lessor and Lessee have mutually agreed upon a space plan for the Premises, a true and correct copy of which is attached hereto as Exhibit “D.” Lessor shall cause to be prepared plans and specifications for such improvements. Bids will then be submitted by Lessor to two contractors on a design/build basis, and the low bidder shall be selected to undertake the work. Lessor’s architect shall be responsible to submit and process all building plans and permits. Lessor’s property manager, William A. Budge, shall supervise all construction activity and shall pay all design and construction invoices from the Allowance upon presentation to Lessor of invoices detailing the work incurred to date and cost thereof, accompanied by lien releases with respect thereto. If the cost of said improvements exceeds the Allowance, Lessee shall be responsible for all such excess costs; provided, however, that Lessor shall pay any such excess that results solely from ADA compliance requirements with respect to general building improvements only. Lessee shall continue to be responsible for the cost of ADA compliance requirements with respect to specialized improvements for Lessee and not standard improvements that may be used by industrial tenants in general. If the cost of said improvements is less than the Allowance, Lessee may use such remaining Allowance for construction of general purpose improvements at Lessee’s 40 Parker, Irvine, California premises, also leased from Lessor. In no event shall Lessee have any restoration obligations with respect to the improvements in the Premises constructed by Lessee pursuant to this Paragraph 74 unless such improvements are specialized improvements for Lessee and not standard improvements that may be used by industrial tenants in general. Lessor shall identify any such specialized improvements that must be removed by Lessee, if any, at the time Lessor consents to the construction thereof.	*

*Confidential Treatment Requested

75. Required Notice of Intent Not to Renew Lease. Not later than August 31, 2013, Lessee shall notify Landlord in writing whether Lessee intends not to renew this Lease for an additional five (5) year term. In the event Lessee fails to notify Lessor by said date that Lessee does not intend to renew this Lease, then, at the election of Lessor, this Lease shall be automatically extended for an additional five (5)-year period. Base Rent for the 5-year extended term shall be at one hundred percent (100%) of the prevailing market rental rate in the area determined in the manner described below, but in no event less than the Base Rent in effect at the expiration of the initial Lease term. Base Rent for each successive year shall be at prevailing market rate increases over the first year Base Rent.

The parties shall have thirty (30) days in which to agree on monthly Base Rent for the first year of the applicable extended term and on market rate increases, if any, in one or more successive years thereafter. If the parties are unable to agree on the minimum monthly Base Rent within that period, then within ten (10) days after the expiration of that period, either (i) Lessor and Lessee shall appoint a mutually acceptable appraiser or broker to establish the new market rental rate and terms (“MRRT”) in the area within the next thirty (30) days, including market rate increases during one or more successive years of the extended term (all costs associated with said appraisal shall be split equally between Lessor and Lessee), or (ii) each of Lessor and Lessee shall select and pay the appraiser or broker of their choosing to establish a MRRT within the next 30 days. If for any reason either one of the appraisals is not completed within the next 30 days as stipulated, then the appraisal that is completed at that time shall automatically become the new MRRT. If both appraisals are completed and the two appraisers/brokers cannot agree on a reasonable average MRRT then they shall immediately select a mutually acceptable appraiser, broker to establish which of the two appraisals is closest to the MRRT. Whichever appraisal is determined by the third broker/appraiser to be closest to the MRRT shall be the new MRRT. The new Base Rent shall be the MRRT as determined by said broker/appraiser. In determining the MRRT, the appraisers shall take into account that Lessor is not making any tenant improvements, or giving Lessee any free rent. In no event shall the new Base Rent be less than the Base Rent payable for the month immediately preceding the date for rent adjustment.

76. Lease Contingent on Other Leases. Lessee is currently entering into a new Lease with Lessor at 40 Parker and a lease extension at 50 Parker (jointly, the “40 and 50 Parker Leases”). The effectiveness of this Lease is also expressly conditioned upon Lessor and Lessee entering into the 40 and 50 Parker Leases on or before May 4, 2009. If the 40 and 50 Parker Leases are not entered into on or before May 4, 2009, Lessor shall have the option by written notice to Lessee delivered on or before May 11, 2009, either to (i) terminate this Lease, in which event neither Lessor nor Lessee shall have any further obligations to each other, or (ii) continue this Lease in full force and effect.

51